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                                                                   Exhibit 10.5


                            ASSET PURCHASE AGREEMENT


                  Asset Purchase Agreement (this "Agreement") by and among Ultimate Investors Group, Inc., a Texas corporation ("Assignor"), The Ultimate Software Group, Inc., a Delaware corporation (the "Company") and the principals whose names appear on the signature page hereto (the "Principals"), dated as of March 4, 1998.

                  WHEREAS, Assignor entered into the Exclusive Reseller Agreement (the "Reseller Agreement") dated July 13, 1994 with The Ultimate Software Group, Ltd. (the "Partnership"), the assets and liabilities of which were subsequently assigned to and assumed by the Company;

                  WHEREAS, Assignor desires to assign and transfer to the Company, and the Company desires to assume from Assignor, certain business assets and liabilities of Assignor pursuant to the terms hereof;

                  WHEREAS, the transactions contemplated hereby are intended to be treated as a pooling of interests business combination by the Company for financial accounting purposes;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Assignment. Subject to the terms hereof, Assignor, upon the Closing Date (as defined below), shall sell, assign, convey, transfer and deliver to the Company all right, title, benefits and interest in the assets described on Schedule I hereto (the "Assets") and deliver bills of sale and assignment documents in form and substance satisfactory to the Company with respect to such Assets in exchange for (i) the assumption by the Company of Assignor's obligations, duties and liabilities described on Schedule II hereto (the "Assumed Liabilities") and (ii) 38,000 shares (the "Shares") of Class B Common Stock of the Company.

                  2. Reseller Agreement. Each of the parties hereto agrees that because the Reseller Agreement is among the Assets being sold to the Company hereunder, any rights of Assignor and its affiliates arising thereunder shall terminate on the Closing Date.

                  3. Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with Assignor as follows:

                  (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company



                                       1
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         has all requisite power and authority to enter into and perform this
         Agreement and the transactions contemplated hereby.

                  (b) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares and any interest therein has been taken or will be taken prior to the Closing Date.

                  (c) Valid Issuance of Shares. The Shares, when issued and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims or other encumbrances of any kind, and (iii) will be issued in compliance with all applicable federal and state securities laws.

                  (d) Prospectus. The Company shall provide Assignor with the preliminary and final prospectuses with respect to its proposed initial public offering of common stock and any amendments thereto, promptly after the Company's Registration Statement and amendments thereto containing such prospectuses are filed with the Securities and Exchange Commission (the "SEC").

                  (e) Outstanding Options and Warrants. Except as set forth on
         Schedule III hereto, there are not outstanding any options, warrants or agreements for the purchase or acquisition from or by the Company of any shares of its capital stock.

                  (f) Anti-Dilution Adjustments. No outstanding options, warrants or other securities exercisable or convertible into common stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.


                  (g) Percentage Interest. As of the Closing Date, the Shares will represent at least 2.658% of the outstanding capital stock of the Company on a fully diluted basis determined as if all outstanding shares of such capital stock had been converted into one class of common stock of the Company.

                  (h) Reseller Agreement. To the knowledge of the Company, the Assignor is not in material breach of any of its obligations under the Reseller Agreement as of the date hereof.

               4. Representations and Warranties of Assignor and the Principals. Assignor and the Principals hereby jointly and severally represent and warrant to and agree with the Company as follows:

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


                           (a) Assets. Assignor is or on the Closing Date will be the legal and beneficial owner of the Assets, free and clear of any lien, charge, encumbrance or adverse claim, except as set forth on
         Schedule II hereto, and has or on the Closing Date will have the legal authority to transfer the Assets. There are no assets used in, or necessary for the operation of, the business of Assignor as presently operated (the "Business") other than (i) the Assets and (ii) $40,000. The Assets are substantially all of the assets of Assignor.

                           (b) Liabilities; Litigation. Assignor has no liabilities known or unknown, fixed or contingent, including contractual liabilities, other than the Assumed Liabilities and as set forth in Section 12. There is no pending or threatened action or proceeding affecting the Assets or the Business before any court, governmental agency or arbitrator, which may materially adversely affect the Assets or the Business or which could affect the legality, validity or enforceability of this Agreement.

                           (c) Consents; No Conflicts. The execution, delivery and performance of this Agreement by Assignor and the Principals and the consummation by Assignor and the Principals of the transactions contemplated hereby (x) do not contravene (i) Assignor's organizational documents, (ii) any law or (iii) any contractual restriction binding on or affecting Assignor or the Principals and (y) except as set forth on Schedule IV hereto, do not require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or consent under any material lease, license, agreement or other material instrument of Assignor, the Principals or the Business and (z) do not require any stockholder, director, partnership or other authorization or action, other than authorizations that have been duly obtained and actions that have been duly taken.

                           (d) Financial Statements. Assignor has delivered to the Company all of its quarterly financial statements which include all business activity conducted by its affiliate, Ultimate Software Group of North Texas, Ltd. ("USG North Texas") for the years ended December 31, 1996 and December 31, 1997 and, it will, on or before February 4, 1998, deliver to the Company its financial statements, which include all business activity conducted by USG North Texas, for the fiscal year ended December 31, 1995, December 31, 1996 and December 31, 1997, audited by Arthur Andersen LLP ("Andersen") (the "Audited Statements"), and such financial statements do and will fairly present the financial position and results of operations of the Assignor and USG North Texas, as combined, as of the dates and for the periods indicated therein. Such financial statements were and will be prepared in accordance with generally accepted accounting principles, consistently applied.

                           (e) No Brokers. No broker, finder or any other third party is entitled to any fee or commission in connection with the transactions contemplated hereby.

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

                           (f) Investor Certificates. Assignor has delivered on the date hereof a certificate of each shareholder of Assignor in the form attached hereto as Exhibit A.

                           (g) Investment Intent. Assignor (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares and any interest therein, (ii) can bear the economic risk of an investment in the Shares and any interest therein for an indefinite period of time and can afford a complete loss of such investment, and (iii) is acquiring the Shares and any interest therein for its own account and not with a view to, or for a sale in connection with, a distribution in violation of any applicable securities laws of any jurisdiction.

                           (h) No Registration. Assignor understands that the offering and the issuance of the Shares have not been and will not be registered or qualified under the laws of any jurisdiction regarding the offering or sale of securities, and that the Shares and any interest therein may not be resold or otherwise transferred by Assignor unless any such subsequent sale or transfer is duly registered and qualified under the applicable securities laws or is exempt from such registration and qualification.

                           (i) Access to Information. Assignor (i) has been furnished with, and hereby acknowledges the receipt and review of, (a) a copy of drafts of the Preliminary Prospectus of the Company dated December 31, 1997 (the "12/31/97 Draft Prospectus") and February 13, 1998 (the "2/13/98 Draft Prospectus" and together with the 12/31/97 Draft Prospectus, the "Drafts of the Prospectus") and any attachments thereto, (b) the audited financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1996, respectively, and (c) unaudited financial statements of the Company as of and for the period ended September 30, 1997, (ii) has been afforded the opportunity to obtain such additional information from the Company and its representatives as Assignor has deemed necessary in order to evaluate the merits, risks and other considerations relating to an acquisition of Shares and any interest therein, (iii) fully understands the risks and other considerations relating to the investment contemplated hereby, and (iv) with respect to tax, employee benefits and other financial and economic considerations related to the investment contemplated hereby, has relied solely on the advice of Assignor's own professional advisors.

                           (j) Drafts of the Prospectus. Assignor understands that (i) the Drafts of the Prospectus are preliminary drafts and that future drafts may contain material changes from the Drafts of the Prospectus and (ii) there can be no assurance that an initial public offering of the Company's stock will be consummated in the near future or ever or that the Registration Statement filed in connection therewith will be declared effective by the SEC.


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

                           (k) Assignor Information. All information which Assignor has heretofore furnished or furnishes herewith to the Company in connection with the transactions contemplated hereby is correct and complete in all respects as of the date of this Agreement, and if there should be any change in such information prior to the consummation of the transactions contemplated hereby, Assignor will immediately furnish such revised or corrected information to the Company.

                           (l) Schedule of Contracts. Attached hereto as
         Schedule V is a true and complete list of all oral and written contracts and agreements entered into by Assignor through the date hereof. Complete copies of all such written contracts and complete descriptions of all such oral contracts have been delivered to the Company.

                           (m) Certain Accounting Matters. Assignor has not taken or agreed to take any action that would prevent the Company from accounting for the transactions contemplated hereby as a pooling of interest business combination.

                           (n) Shareholder Agreements. Assignor acknowledges that it is the parties' intention that the transactions contemplated by this Agreement be accounted for as a pooling of interests business combination and that each of the shareholders of Assignor may be deemed to be an "affiliate" of Assignor within the meaning of Rule 145 promulgated under the Securities Act. Accordingly, Assignor has delivered on the date hereof an agreement of each shareholder of Assignor wherein such shareholder covenants and agrees that he, she or it will not (i) take any action after the date hereof to cause the transactions contemplated hereby not to be accountable under the pooling of interests method of accounting, or (ii) sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to, or in any other manner reduce his, her or its investment risk with respect to, (A) any shares of capital stock of Assignor at any time prior to the Closing Date, and (B) any shares of the Company's stock received by such shareholder in connection with the transactions contemplated hereby or otherwise until such time as the Company publishes financial results covering at least 30 days of combined operations of the Company and Assignor or (iii) from the Closing Date until six months following the time the Company publishes financial results covering at least thirty days of combined operations of the Company and Assignor, directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including any short sales) with respect to shares of the Company's stock or enter into any other agreements, contracts or arrangements providing for the alteration of such shareholder's investment risk with respect to any shares of the Company's stock.

                           (o) Reseller Agreement. To the knowledge of the Assignor and the Principals, the Company is not in material breach of any of its obligations under the Reseller Agreement as of the date hereof.

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

                           (p) Purchaser Representative. Donald Kelly has agreed to act as the purchaser representative of any Shareholders who are not "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

                  5. Securities Laws. Assignor hereby acknowledges and agrees that:

                           (a) the Shares must be held indefinitely unless subsequently registered under the Securities Act and under any applicable state securities laws or unless an exemption from such registration is available.

                           (b) the Shares will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration under the Securities Act, and that the Company's reliance upon such exemption is predicated upon the representations of Assignor set forth herein.

                           (c) "stop transfer" instructions shall be placed against the Shares on the transfer books of the Company and that the certificate(s) evidencing the Shares shall bear a legend, in addition to any legend required by applicable state securities laws, in substantially the following form:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF FOR VALUE UNLESS A REGISTRATION STATEMENT HAS BECOME EFFECTIVE WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS OR IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR SUCH REGISTRATION IS NOT OTHERWISE REQUIRED."

                  6. Due Diligence; Termination. Assignor shall afford any and all authorized representatives of the Company access, during normal business hours, to its employees, properties, books, contracts and records and shall furnish promptly all information concerning its business, properties and personnel and copies of any of its books, records or contracts as the Company or its representatives shall request; provided, that no investigation pursuant to this Section 6 shall effect or be deemed to modify any representation or warranty made in this Agreement by Assignor.

                  7. Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 9 hereof, consummation of the transactions contemplated by Section 1 hereof (the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 on the date hereof or such other date as may be mutually agreed upon by the parties hereto (the "Closing Date").

                  8. Covenants.

                           (a) Interim Operations. Prior to the Closing Date, unless the Company has consented in writing thereto, which consent will not be unreasonably withheld, Assignor:

                  (i) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable efforts to preserve intact its business organization and goodwill and maintain satisfactory relationships with those persons having business relationships with it;

                  (iii) shall promptly notify the Company of (x) any material change in its condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its business or of its properties, (y) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (z) the breach of any representation or warranty contained herein;

                  (iv) shall not issue any shares of its capital stock or securities;

                  (v) shall not (w) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity, (x) make any loans or advances to any other person, except in each case in the ordinary course of business, (y) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other person or (z) effect a sale or

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

                           other disposition of any of the Assets or allow the creation of any lien or encumbrance thereon;

                  (vi) shall not (x) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or make any commitment for any such action;

                  (vii) shall not amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents

                  (viii) shall not increase the compensation payable or to become payable to its officers or employees, pay any employment related or other bonus to its shareholder, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees;

                  (ix) shall not take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures; and

                  (x) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in this Agreement untrue or incorrect as of the Closing Date.

                           (b) Trading in Company Stock. Except as otherwise expressly consented to by the Company, from the date of this Agreement until the Closing Date, Assignor will not directly or indirectly purchase or sell (including short sales) any shares of the Company's stock, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce its investment risk with respect to any shares of the Company's stock to be received pursuant to this Agreement.

                           (c) Confidentiality of Prospectus. Assignor acknowledges and agrees that the Drafts of the Prospectus are highly confidential, that they may not be photocopied, distributed or otherwise communicated to persons other than Assignor and that upon receipt by Assignor of a preliminary or final prospectus of the Company, the 12/31/97 Draft Prospectus will be returned to the Company.

                           (d) Custom Applications. Assignor shall provide on the date hereof a Schedule VI which lists, by customer, all custom applications, including, without limitation, custom programs, modules and interfaces (other than software purchased by Assignor from the Company) ("Custom Applications"), which have


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


         been provided to any customer of the Assignor. Assignor shall provide source code with respect to all Custom Applications on or before the Closing Date.

                           (e) Assignor's Name. From and after the Closing, Assignor shall not use the name "The Ultimate Software Group" or any expression containing the word "Ultimate" or "US Group" or expression similar thereto or derivative in whole or in part therefrom. As promptly as practicable (and in any event within thirty days) following the Closing, Assignor will change its name to a name complying with the immediately preceding sentence, and shall deliver to the Company written evidence of such name change.

                           (f) Cooperation; Tax Schedule. Following the Closing Date, Assignor shall promptly furnish the Company with such financial and reporting data and other information with respect to the Assets and Assumed Liabilities as the Company may from time to time reasonably request, for any reasonable business purpose, including, without limitation, the preparation of tax returns and financial statements. Within sixty (60) days following the Closing Date, Assignor shall prepare and deliver to the Company a schedule indicating the federal income tax basis and state income tax basis, if different, of each of the Assets and Assumed Liabilities.

                           (g) Options. The Company hereby agrees that from the date hereof until May 14, 1998, the Company will not issue any options to purchase shares of capital stock of the Company to any persons who are officers of the Company as of the date hereof.

                           (h) Registration Rights Agreement. The Company agrees that if at any time between the Closing Date and the first anniversary of the Closing Date, the Company proposes to register any shares of capital stock of the Company owned by Scott Scherr and/or Alan Goldstein, other than on a Registration Statement on Form S-8, Assignor shall have the right to register in such registration, on the same terms as Messrs. Scherr and/or Goldstein, a number of Shares equal to the total number of Shares held by Assignor multiplied by a fraction, the numerator of which is the total number of shares of Messrs. Scherr and/or Goldstein, as applicable, proposed to be registered and the denominator of which is the total number of shares of the Company's capital stock owned by Messrs. Scherr and/or Goldstein, as applicable, at the time of registration.

                           (i) Assignor Consents. Prior to Closing, Assignor shall have obtained, made or given any and all consents required in connection with the transactions contemplated by this Agreement and such consents shall be in full force and effect, without the imposition upon the Company of any material condition, restriction or required undertaking.

                  9. Conditions to Closing. (a) The obligations of the Company under this Agreement are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

                  (i) Representations and Warranties. The representations and warranties of Assignor contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except as would not have a material adverse effect; provided, however, that any representation or warranty which is qualified as to materiality shall be true.

                  (ii) Performance. Assignor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, except where Assignor's failure to perform shall not have a material adverse effect.

                  (iii) No Material Adverse Change. There shall have been no material adverse change in the condition of Assignor or the Assets since the date hereof.

                  (iv) Pooling Letter. The Company shall have received from Andersen, a letter dated the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

                  (v) Approvals. The Company shall have obtained all requisite approvals of its Board of Directors and stockholders for the transactions contemplated by this Agreement.

                  (vi) Transfer of Assets and Assumed Liabilities. USG North Texas shall have been liquidated and terminated, the Assets and Assumed Liabilities of USG North Texas shall have been transferred to the Assignor and the Assignor shall have provided to the Company such evidence of the same as the Company shall reasonably request.

                  (vii) Balance Sheet. Assignor shall have delivered to the Company a balance sheet of the Assignor, dated as of the Closing Date, prepared in accordance with generally accepted accounting principles, consistently applied, and which shall be subject to review or audit by Andersen at the sole discretion of the Company. Such balance sheet shall demonstrate that the assets of Assignor, other than the Reseller Agreement and other intangible assets, have an aggregate value greater than the aggregate value of the liabilities of Assignor.

                  (viii) Updated Schedules. Assignor shall have prepared and delivered to the Company updated Schedules I, II, V and VI which reflect, as of the Closing Date, the information required to be stated therein.

                  (ix) Other Documents. The Company shall have received such other documents as it shall reasonably request prior to the Closing.

                           (b) The obligations of Assignor under this Agreement are subject to the fulfillment or waiver on or before the Closing Date of each of the following conditions:

                  (i) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date thereof.

                  (ii) Delivery of Shares. The Company shall have delivered the Shares specified in Section 1.

                  10. Certain Tax Matters. The parties to this Agreement intend that the transactions contemplated hereby (and the distribution of the Shares of the Company to the Assignor's shareholders) (collectively, the "Transaction") will constitute a reorganization described in Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). However, each of the parties to this Agreement acknowledges that it is relying solely upon its respective advisors in determining the tax consequences of the Transaction and will not rely on any representation or assurance of the other party other than the representations and covenants set forth in this Agreement or any other agreement or certificate delivered in connection herewith. None of the Company, the Assignor or the shareholders of the Assignor will take any tax reporting position or make any tax election inconsistent with the characterization of the Transaction qualifying as a reorganization described in
Section 368(a)(1)(C) of the Code, except as may be required upon examination (or as the result of a prior determination) by the Internal Revenue Service or any other tax authority.

                  11. Waiver. (a) Subject to the consummation of the transactions contemplated hereby, the Assignor and the Principals hereby forever waive, release and discharge the Company, its partners, officers, directors, employees, parents, subsidiaries, affiliates, successors and assigns, from all actions, causes of action, suits, debts, judgments, agreements, and demands whatsoever, in law or equity which the Assignor or the Principals ever had, now have or hereafter can, shall or may have, for, upon or by reason of any claim, whether known or unknown to the Assignor or the Principals, relating to the Reseller Agreement and the relationship of the parties thereunder.

                  (b) Subject to the consummation of the transactions contemplated hereby, the Company hereby forever waives, releases and discharges the Assignor and the Principals, their partners, officers, directors, employees, parents, subsidiaries, affiliates, successors and assigns, from all actions, causes of action, suits, debts, judgments, agreements, and demands whatsoever, in law or equity which the Company ever had or now has for, upon or by reason of any claim known to the Company as of the date hereof relating to the Reseller Agreement and the relationship of the parties thereunder.


                  12. Possible RMark Liability. (a) For purposes of clarity, the parties hereto agree that the Company is not assuming any responsibility or liability with respect to any dispute with or claim by RMark Services, Inc., its subsidiaries or affiliates, or officers, directors or employees of any of the foregoing ("RMark").

                           (b)  Assignor shall retain cash in the amount of
$40,000 which shall be used exclusively for the following purposes: (i) payment of the reasonable expenses associated with its legal defense in respect of any claim by RMark, (ii) payment to RMark in settlement of any such claim; provided, that the Assignor shall first obtain the written consent of the Company for any proposed settlement, which consent shall not be unreasonably withheld, or (iii) payment to RMark in satisfaction of any court or arbitration awarded judgment in favor of RMark.



                           (c) Not later than the first anniversary of this
Agreement, Assignor shall pay to the Company any portion of the $40,000 referred to in paragraph (b) above which has not been spent for any of the purposes described in paragraph (b) above.

                  13. Indemnification. (a) Subject to the provisions of paragraph (b) of this Section 13, Assignor and the Principals hereby jointly and severally agree to indemnify and hold harmless the Company and any fiduciary, officer, director, employee, agent or controlling person of the Company (each, an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (or actions in respect thereof) whatsoever by reason of or arising from (i) any breach of the representations and warranties of this Agreement, (ii) any failure by the Assignor to comply with any covenant in this Agreement and (iii) any liabilities whether known or unknown, fixed or contingent (including contractual liabilities) of Assignor or any of its affiliates, other than the Assumed Liabilities. Assignor will reimburse any Indemnified Person for all expenses (including reasonable attorneys' fees) as they are incurred by any such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

                  (b) The aggregate amount of the liability of Assignor and the Principals under this Agreement shall be limited to $4.6 million. Assignor and the Principals shall first satisfy their indemnification obligations under this
Section 13 by
transferring to the Company Shares then owned by them, free of liens and encumbrances, with each such Share being valued for such purposes at $126. In the event that Assignor and the Principals cannot fully satisfy such indemnification obligations by transferring shares, they shall pay cash to the Company, subject to the $4.6 million limit referred to above.

                  14. Miscellaneous. (a) Notices Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be sufficiently given to a party if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery by a nationally-recognized courier or by telecopier, as follows (or to such other address or person as either party may from time to time designate to the other in writing):

         To Assignor or the Principals:

                         c/o Donald Kelly
                         Ultimate Investors Group, Inc.
                         2711 LBJ Freeway
                         Suite 1050
                         Dallas, Texas 75234
                         Telecopier: (972) 855-2294

         To the Company:

                         The Ultimate Software Group, Inc.
                         3111 Stirling Road, Suite 308
                         Ft. Lauderdale, FL 33312
                         Attention: Scott Scherr
                         Telecopier: (954) 266-1301

         Any such notice or other communication shall be deemed to be given as of the date it is personally delivered, five (5) days after being deposited in the United States mail, one (1) day after being deposited with a nationally recognized courier for overnight delivery or the date it is transmitted via telecopier, answerback received (followed promptly by delivery of such notice in accordance with one of the other methods above).

                           (b) Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of all of the parties and their successors, legal representatives and assigns. Neither party hereto may transfer its rights hereunder without the prior written consent of the other party, which consent may be given or withheld for any reason or no reason.

                           (c) Severability. If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as part of this Agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

                           (d) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

                           (e) Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                            (f) Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Florida, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                           (g) State Securities Laws. The offer and sale of the Shares is intended to be exempt from registration under the securities laws of certain states. Assignor must note that there are restrictions on transfer of the Shares, as agreed upon in Section 5 of this Agreement.

                           (h) Survival. The representations, warranties and indemnities of the parties set forth in this Agreement shall survive for a period of one year from the Closing Date.

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE

         STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the day and year first above written.


                                   THE ULTIMATE SOFTWARE GROUP, INC.



                                   By: /s/ Scott Scherr
                                      ---------------------------------------
                                   Name:  Scott Scherr
                                   Title: President


                                   ULTIMATE INVESTORS GROUP, INC.



                                   By: /s/ Donald Kelly
                                      ---------------------------------------
                                   Name: Donald Kelly
                                   Title: President

                                   PRINCIPALS:



                                   /s/ Donald Kelly
                                   ------------------------------------------
                                   Donald Kelly



                                   /s/ Gary Kloepper
                                   ------------------------------------------
                                   Gary Kloepper



                                   /s/ Fred Klein
                                   ------------------------------------------
                                   Fred Klein

                                                                      EXHIBIT A

                             INVESTOR CERTIFICATION



_______________________________________ hereby certifies that he or she EITHER:


                            (Check Box that Applies)


         [ ]      1.       meets one or more of the following criteria:

                           (A) He or she is a person having individual net worth, or joint net worth with his or her spouse, exceeding $1,000,000; or

                           (B) He or she is a person having an income in excess of $200,000 in each of the two (2) most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and having a reasonable expectation of reaching the same income level in the current year.

         [ ]      2.       does not meet either of the criterion described in
                           1(A) or (B) above and acknowledges that it has appointed Donald Kelly as its purchaser representative.


                                       ---------------------------------

                       [Exhibit B intentionally omitted]


                       [Schedules intentionally omitted.]








                                      18